UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2006
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0054952 (I.R.S. Employer Identification No.)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
(a)	On September 19, 2006, Adeza Biomedical Corporation (the “Company”) and Tasman V, LLC (“Tasman”) amended the Net Industrial Space Lease, dated July 7, 1999, as amended, between Adeza and Tasman (the “Lease”) to (i) extend the term of the Lease for one year, through September 30, 2007, for a 17,600 square foot facility located at 1240 Elko Drive, Sunnyvale, California with a monthly rental rate of $14,960, and (ii) extend the term of a co-terminus lease for one year, through September 30, 2007, for a 5,000 square foot facility located at 1237 Reamwood Avenue, Sunnyvale, California with a monthly rental rate of $2,500. The Company and Tasman also entered into a new co-terminus lease for a 4,800 square foot facility located at 1239 Reamwood Avenue, Sunnyvale, California with a monthly rental rate of $2,400, which expires on September 30, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: September 22, 2006	By:	/s/Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Vice President, Finance and Administration and Chief Financial Officer